Exhibit 99.1

WhiteHorse Finance, Inc. Announces Time Change for Q4 2023 Earnings Conference Call

NEW YORK, NY, February 09, 2024 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (Nasdaq: WHF) today announced that it has adjusted the time for its fourth quarter 2023 earnings conference call to 1:00 PM ET on Thursday, February 29, 2024. This time is one hour earlier than previously announced. The Company will still release its fourth quarter and full year financial results for the period ended December 31, 2023 on Thursday, February 29, 2024 prior to market open.

Dial in details for the call remain unchanged. To access the teleconference, please dial 800-579-2543 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #WHFQ423. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through March 7, 2024. The teleconference replay can be accessed by dialing 800-839-4018 (domestic and international). A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, ("H.I.G. Capital"). H.I.G. Capital is a leading global alternative asset manager with over $60 billion of capital under management* across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

Joyson Thomas

WhiteHorse Finance, Inc.

305-379-2322

jthomas@higwhitehorse.com

Robert Brinberg

Rose & Company

212-257-5932

whitehorse@roseandco.com

Source: WhiteHorse Finance, Inc.

* Based on total capital raised by H.I.G. Capital and affiliates.